Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the following transactions (the “Transactions”):

•	the proposed acquisition (the “Acquisition”) of the Fresh Express packaged salad and fresh-cut fruit business from Performance Food Group Company (“PFG”). The purchase price for the acquisition is $855 million in cash, subject to adjustments and

•	the offering of $225 million of senior notes, our entry into a new senior secured credit facility and initial borrowings of $500 million and recent borrowings of $50 million under Chiquita’s indirect, wholly-owned subsidiary’s new $80 million secured revolving credit facility secured by six of the subsidiary’s vessels (the “Ship Facility”). We intend to use the proceeds from the sale of the senior notes, together with initial borrowings under the credit facilities and cash on hand, to fund the acquisition of Fresh Express and pay an estimated $30 million of fees and expenses.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2004 combines our historical consolidated statement of income for the fiscal year ended December 31, 2004, with the historical combined statement of earnings of Fresh Express for the fiscal year ended January 1, 2005, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions, in each case as if they had occurred on January 1, 2004.

The unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2005 combines our historical consolidated statement of income for the quarter ended March 31, 2005, with the historical combined statement of earnings of Fresh Express for the quarter ended April 2, 2005, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions, in each case as if they had occurred on January 1, 2004.

The unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2004 combines our historical consolidated statement of income for the quarter ended March 31, 2004, with the historical combined statement of earnings of Fresh Express for the quarter ended April 3, 2004, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions, in each case as if they occurred on January 1, 2004.

The unaudited pro forma condensed combined balance sheet as of March 31, 2005 combines our historical consolidated balance sheet as of March 31, 2005, with the historical combined balance sheet of Fresh Express as of April 2, 2005, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions, in each case as if they had occurred on March 31, 2005.

The Acquisition will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, Fresh Express’s operating results will be included in our operating results upon closing of the transaction.

The unaudited pro forma adjustments related to the Acquisition are based on, preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of assets acquired and liabilities assumed, including acquired contracts, identifiable tangible and intangible assets, pensions and deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after we obtain third-party appraisals, review all available data and conclude our own internal assessments. Differences between the preliminary and final purchase price allocations could have significant impact on the accompanying unaudited pro forma condensed combined financial statement information and our future results of operations and financial position.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with, our and Fresh Express’s historical financial statements.

CHIQUITA BRANDS INTERNATIONAL, INC.

UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

For the quarter ended March 31, 2005

(in thousands, except for per share data)

	Historical		Pro Forma Adjustments(a)		Pro Forma Chiquita
	Chiquita	Fresh Express
Net sales	$931,829	$247,284	$—		$1,179,113

Operating expenses
Cost of sales	751,386	183,806	(7,265	)(b)	927,927
Selling, general and administrative	77,603	50,957	707	(c)	129,267
Depreciation	10,949	—	5,099	(d)	16,048
Amortization	—	—	2,942	(e)	2,942
Equity in earnings of investees	(1,807)	—	—		(1,807)
Corporate allocation	—	2,469	(2,469	)(f)	—

	838,131	237,232	(986)		1,074,377

Operating income	93,698	10,052	986		104,736

Interest income	1,895	—	—		1,895
Interest expense	(7,552)	(6,178)	(7,108	)(g)	(20,838)
Other income (expense), net	—	387	(387	)(h)	—

Income (loss) before income taxes	88,041	4,261	(6,509)		85,793
Income taxes	(1,500)	(1,549)	1,317	(i)	(1,732)

Net income (loss)	$86,541	$2,712	$(5,192)		$84,061

Net income per common share
Basic	$2.12				$2.06
Diluted	$1.94				$1.89

CHIQUITA BRANDS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

(a)	The unaudited pro forma adjustments above give effect to the Transactions as if the Transactions had occurred on January 1, 2004. The unaudited pro forma adjustments related to the Acquisition are based on preliminary purchase price allocations. Actual adjustments will be completed after we obtain third-party appraisals, review all available data and conclude our internal assessment. The actual amounts recorded when the combination transactions are completed may differ materially from the pro forma amounts presented.

(b)	Represents the reclassification to conform to Chiquita presentation, from cost of sales to depreciation expense ($6.9) million of Fresh Express’s depreciation expense and from other income (expense) to cost of sales ($0.4) million of Fresh Express’s other income.

(c)	Represents the reclassification to conform to Chiquita presentation, from selling, general and administrative expense to depreciation expense ($1.3) million of Fresh Express’s depreciation expense and to amortization expense ($1.1) million of Fresh Express’s amortization expense and from corporate allocation to selling, general and administrative expense $2.5 million of certain corporate costs allocated to Fresh Express from its parent company. Also, includes $0.6 million of costs related to stock options expense to conform Fresh Express’s accounting treatment of stock options to Chiquita’s accounting treatment as an expense.

(d)	Represents the reclassification to conform to Chiquita presentation, from cost of sales to depreciation expense $6.9 million of Fresh Express’s depreciation expense and from selling, general and administrative expense to depreciation expense $1.3 million of Fresh Express’s depreciation expense. Also, includes ($3.1) million decrease in depreciation expense related to the preliminarily appraised fair market value and estimated remaining useful lives of the property, plant and equipment acquired in the Acquisition.

(e)	Represents the reclassification to conform to Chiquita presentation, from selling, general and administrative expense to amortization expense $1.1 million of Fresh Express’s amortization expense. Also, includes $1.8 million of incremental amortization expense related to preliminarily appraised amortizable intangible assets acquired in the Acquisition.

(f)	Represents the reclassification to conform to Chiquita presentation, from corporate allocation to selling, general and administrative certain corporate costs allocated to Fresh Express from its parent company.

(g)	Represents the elimination of $6.2 million of interest expense related to Fresh Express debt balances that will not be assumed by Chiquita or will be paid by PFG as provided for in the Stock Purchase Agreement, dated February 22, 2005 by and between Chiquita and PFG (the “Agreement”). Also, includes (i) additional ($12.6) million of interest expense to give effect to the issuance of the senior notes, initial borrowings under the new senior secured credit facility and recent, incremental borrowings under the Ship Facility and (ii) amortization of new debt issuance costs totaling ($0.7) million. For each 1/8% change in applicable interest rate, pro forma interest expense for the quarter ended March 31, 2005 would change approximately $0.2 million.

(h)	Represents the reclassification to conform to Chiquita presentation, from other income (expense) to cost of sales ($0.4) million of Fresh Express’s other income.

(i)	Represents $1.3 million income tax effect of the pro forma adjustments. Fresh Express’s federal taxable income and a significant portion of Fresh Express’s state taxable income is offset by Chiquita’s current federal and state tax losses on a pro forma basis. This adjustment further reflects a valuation allowance recorded against the net deferred tax benefit. The pro forma income tax (expense) benefit is not indicative of future taxable (expense) benefit. Future taxable (expense) benefit is conditioned upon a number of factors including tax loss carryforwards, the level and mix of income among various domestic and foreign jurisdictions in which the Company operates, expected future taxable income and future taxable deductions, among other things.

CHIQUITA BRANDS INTERNATIONAL, INC.

UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

For the year ended December 31, 2004

(in thousands, except for per share data)

	Historical		Pro Forma Adjustments(a)		Pro Forma Chiquita
	Chiquita	Fresh Express
Net sales	$3,071,456	$989,042	$—		$4,060,498

Operating expenses
Cost of sales	2,616,900	746,139	(25,166	)(b)	3,337,873
Selling, general and administrative	304,106	193,637	3,290	(c)	501,033
Depreciation	41,583	—	20,399	(d)	61,982
Amortization	—	—	11,766	(e)	11,766
Equity in earnings of investees	(11,173)	—	—		(11,173)
Loss on sale of Colombian division	9,289	—	—		9,289
Gain on sale of Armuelles division	(2,196)	—	—		(2,196)
Corporate allocation	—	9,971	(9,971	)(f)	—

	2,958,509	949,747	318		3,908,574

Operating income (loss)	112,947	39,295	(318)		151,924

Interest income	6,167	—	—		6,167
Interest expense	(38,884)	(19,688)	(30,321	)(g)	(88,893)
Other income (expense), net	(19,428)	572	(572	)(h)	(19,428)

Income (loss) before income taxes	60,802	20,179	(31,211)		49,770
Income taxes	(5,400)	(7,892)	7,063	(i)	(6,229)

Net income (loss)	$55,402	$12,287	$(24,148)		$43,541

Net income per common share
Basic	$1.36				$1.07
Diluted	$1.33				$1.04

CHIQUITA BRANDS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

(a)	The unaudited pro forma adjustments above give effect to the Transactions as if the Transactions had occurred on January 1, 2004. The unaudited pro forma adjustments related to the Acquisition are based on preliminary purchase price allocations. Actual adjustments will be completed after we obtain third-party appraisals, review all available data and conclude our internal assessment. The actual amounts recorded when the combination transactions are completed may differ materially from the pro forma amounts presented.

(b)	Represents the reclassification to conform to Chiquita presentation, from cost of sales to depreciation expense ($24.6) million of Fresh Express’s depreciation expense and from other income (expense) to cost of sales ($0.6) million of Fresh Express’s other income.

(c)	Represents the reclassification to conform to Chiquita presentation, from selling, general and administrative expense to depreciation expense ($4.6) million of Fresh Express’s depreciation expense and to amortization expense ($4.5) million of Fresh Express’s amortization expense and from corporate allocation to selling, general and administrative expense $10.0 million of certain corporate costs allocated to Fresh Express from its parent company. Also, includes $2.4 million of costs related to stock options expense to conform Fresh Express’s accounting treatment of stock options to Chiquita’s accounting treatment as an expense.

(d)	Represents the reclassification to conform to Chiquita presentation, from cost of sales to depreciation expense $24.6 million of Fresh Express’s depreciation expense and from selling, general and administrative expense to depreciation expense $4.6 million of Fresh Express’s depreciation expense. Also, includes ($8.8) million decrease in depreciation expense related to the preliminarily appraised fair market value and estimated remaining useful lives of the property, plant and equipment acquired in the Acquisition.

(e)	Represents the reclassification to conform to Chiquita presentation, from selling, general and administrative expense to amortization expense $4.5 million of Fresh Express’s amortization expense. Also, includes $7.3 million of incremental amortization expense related to preliminarily appraised amortizable intangible assets acquired in the Acquisition.

(f)	Represents the reclassification to conform to Chiquita presentation, from corporate allocation to selling, general and administrative expense certain corporate costs allocated to Fresh Express from its parent company.

(g)	Represents the elimination of $19.7 million of interest expense related to Fresh Express debt balances that will not be assumed by Chiquita as provided for in the Agreement. Also, includes (i) additional ($47.2) million of interest expense to give effect to the issuance of the senior notes, initial borrowings under the new senior secured credit facility and recent, incremental borrowings under the Ship Facility and (ii) amortization of new debt issuance costs totaling ($2.8) million. For each 1/8% change in applicable interest rate, pro forma interest expense for the year ended December 31, 2004 would change by approximately $0.7 million.

(h)	Represents the reclassification to conform to Chiquita presentation, from other income (expense) to cost of sales ($0.6) million of Fresh Express’s other income.

(i)	Represents $7.1 million income tax effect of the pro forma adjustments. Fresh Express’s federal taxable income and a significant portion of Fresh Express’s state taxable income is offset by Chiquita’s current federal and state tax losses on a pro forma basis. This adjustment further reflects a valuation allowance recorded against the net deferred tax benefit. The pro forma income tax (expense) benefit is not indicative of future taxable (expense) benefit. Future taxable (expense) benefit is conditioned upon a number of factors including tax loss carryforwards, the level and mix of income among various domestic and foreign jurisdictions in which the Company operates, expected future taxable income and future taxable deductions, among other things.

CHIQUITA BRANDS INTERNATIONAL, INC.

UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

For the quarter ended March 31, 2004

(in thousands, except for per share data)

	Historical		Pro Forma Adjustments(a)		Pro Forma Chiquita
	Chiquita	Fresh Express
Net sales	$793,168	$244,725	$—		$1,037,893

Operating expenses
Cost of sales	680,138	184,260	(5,778	)(b)	858,620
Selling, general and administrative	72,819	49,422	633	(c)	122,874
Depreciation	10,835	—	5,104	(d)	15,939
Amortization	—	—	2,942	(e)	2,942
Equity in earnings of investees	(2,419)	—	—		(2,419)
Corporate allocation	—	2,467	(2,467	)(f)	—

	761,373	236,149	434		997,956

Operating income (loss)	31,795	8,576	(434)		39,937

Interest income	786	—	—		786
Interest expense	(10,169)	(4,673)	(5,849	)(g)	(20,691)
Other income (expense), net	—	310	(310	)(h)	—

Income (loss) before income taxes	22,412	4,213	(6,593)		20,032
Income taxes	(2,500)	(1,671)	1,496	(i)	(2,675)

Net income (loss)	$19,912	$2,542	$(5,097)		$17,357

Net income per common share
Basic	$0.49				$0.43
Diluted	$0.46				$0.40

CHIQUITA BRANDS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED INCOME STATEMENT

(a)	The unaudited pro forma adjustments above give effect to the Transactions as if the Transactions had occurred on January 1, 2004. The unaudited pro forma adjustments related to the Acquisition are based on preliminary purchase price allocations. Actual adjustments will be completed after we obtain third-party appraisals, review all available data and conclude our internal assessment. The actual amounts recorded when the combination transactions are completed may differ materially from the pro forma amounts presented.

(b)	Represents the reclassification to conform to Chiquita presentation, from cost of sales to depreciation expense ($5.5) million of Fresh Express’s depreciation expense and from other income (expense) to cost of sales ($0.3) million of Fresh Express’s other income.

(c)	Represents the reclassification to conform to Chiquita presentation, from selling, general and administrative expense to depreciation expense ($1.3) million of Fresh Express’s depreciation expense and to amortization expense ($1.1) million of Fresh Express’s amortization expense and from corporate allocation to selling, general and administrative expense $2.4 million of certain corporate costs allocated to Fresh Express from its parent company. Also, includes $0.6 million of costs related to stock options expense to conform Fresh Express’s accounting treatment of stock options to Chiquita’s accounting treatment as an expense.

(d)	Represents the reclassification to conform to Chiquita presentation, from cost of sales to depreciation expense $5.5 million of Fresh Express’s depreciation expense and from selling, general and administrative expense to depreciation expense $1.3 million of Fresh Express’s depreciation expense. Also, includes ($1.7) million decrease in depreciation expense related to the preliminarily appraised fair market value and estimated remaining useful lives of the property, plant and equipment acquired in the Acquisition.

(e)	Represents the reclassification to conform to Chiquita presentation, from selling, general and administrative expense to amortization expense $1.1 million of Fresh Express’s amortization expense. Also, includes $1.8 million of incremental amortization expense related to preliminarily appraised amortizable intangible assets acquired in the Acquisition.

(f)	Represents the reclassification to conform to Chiquita presentation, from corporate allocation to selling, general and administrative certain corporate costs allocated to Fresh Express from its parent company.

(g)	Represents the elimination of $4.5 million of interest expense related to Fresh Express debt balances that will not be assumed by Chiquita or will be paid by PFG as provided for in the Agreement. Also, includes (i) additional ($9.8) million of interest expense to give effect to the issuance of the senior notes, initial borrowings under the new senior secured credit facility and recent, incremental borrowings under the Ship Facility and (ii) amortization of new debt issuance costs totaling ($0.7) million. For each 1/8% change in applicable interest rate, pro forma interest expense for the quarter ended March 31, 2004 would change approximately $0.2 million.

(h)	Represents the reclassification to conform to Chiquita presentation, from other income (expense) to cost of sales ($0.3) million of Fresh Express’s other income.

(i)	Represents $1.5 million income tax effect of the pro forma adjustments. Fresh Express’s federal taxable income and a significant portion of Fresh Express’s state taxable income is offset by Chiquita’s current federal and state tax losses on a pro forma basis. This adjustment further reflects a valuation allowance recorded against the net deferred tax benefit. The pro forma income tax (expense) benefit is not indicative of future taxable (expense) benefit. Future taxable (expense) benefit is conditioned upon a number of factors including tax loss carryforwards, the level and mix of income among various domestic and foreign jurisdictions.

CHIQUITA BRANDS INTERNATIONAL, INC.

UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

As of March 31, 2005

(in thousands)

	Historical
	Chiquita	Fresh Express	Pro Forma Adjustments(a)		Pro Forma Chiquita
ASSETS
Current Assets:
Cash and equivalents	$161,017	$3,921	$(113,921	)(b)	$51,017
Trade receivables, net	463,639	80,489	—		544,128
Other receivables, net	94,707	1,291	5,923	(c)	101,921
Inventories	207,015	21,220	(5,923	)(c)	222,312
Other current assets	48,023	13,470	(7,660	)(d)	53,833

Total current assets	974,401	120,391	(121,581)		973,211
Property, plant and equipment, net	410,737	190,734	26,571	(e)	628,042
Investments and other assets, net	145,548	2,773	20,000	(f)	168,321
Trademarks	387,585	64,182	(2,182	)(e)	449,585
Goodwill	49,183	232,473	312,583	(g)	594,239
Other intangible assets, net	—	65,105	106,895	(e)	172,000

Total Assets	$1,967,454	$675,658	$342,286		$2,985,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Notes and loans payable	$11,165	$—	$—		$11,165
Long-term debt of subsidiaries due within one year	22,056	275	13,525	(h)	35,856
Accounts payable	413,104	59,763	—		472,867
Due to PFG, net	—	3,807	(3,807	)(i)	—
Accrued liabilities	101,002	58,802	30,000	(j)	189,804

Total current liabilities	547,327	122,647	39,718		709,692
Long-term debt of parent company	250,000	—	225,000	(h)	475,000
Long-term debt of subsidiaries	58,522	14,725	521,475	(h)	594,722
Loan payable to PFG, net	—	358,523	(358,523	)(i)	—
Accrued pension, deferred taxes and other liabilities	159,158	75,404	18,975	(d)	253,537

Total Liabilities	1,015,007	571,299	446,645		2,032,951

Shareholders’ equity:
Common stock	416	—	—		416
PFG’s net investment	—	104,359	(104,359	)(k)	—
Capital surplus	665,038	—	—		665,038
Retained earnings	244,756	—	—		244,756
Accumulated other comprehensive income	42,237	—	—		42,237

Total shareholders’ equity	952,447	104,359	(104,359)		952,447

Total liabilities and shareholders’ equity	$1,967,454	$675,658	$342,286		$2,985,398

CHIQUITA BRANDS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

(a)	The total estimated consideration as shown in the table below is allocated to the assets and liabilities of Fresh Express as if the transaction had occurred on March 31, 2005. The allocation set forth below is preliminary. The unaudited pro forma condensed combined balance sheet assumes that the historical values of Fresh Express’s current assets and current liabilities approximate fair value. The actual amounts recorded when the combination transactions are completed may differ materially from the pro forma amounts presented below:

Total purchase price ($ in millions):
Cash	$855
Estimated fees and expenses	30

$885

Preliminary allocation of purchase price ($ in millions):
Estimated adjustments to reflect assets and liabilities at fair value:
Historical value of assets acquired (excluding goodwill)	$443.2
Historical value of liabilities acquired	(571.3)
Elimination of loan payable and trade payable to PFG	362.3
Elimination of long-term debt of Fresh Express subsidiaries	15.0
Adjustment to deferred taxes	(26.6)
Elimination of cash to be retained by PFG	(3.9)
Estimated fair value adjustment for property, plant & equipment	26.6
Estimated acquisition financing costs	20.0
Estimated expenses for lease cancellations, plant consolidations, severance, and certain other exit activities of the acquired company	(30.0)
Estimated fair value adjustment for trademarks	(2.2)
Estimated fair value adjustment for other intangible assets	106.9
Goodwill acquired	545.0

$885.0

(b)	Represents use of ($110.0) million of cash on hand to fund the Acquisition and the elimination of ($3.9) million of cash that will not be purchased by Chiquita as provided in the Agreement.

(c)	Represents reclassification to conform to Chiquita presentation, from inventories to other receivables advances paid to growers in order to procure supplies of raw product.

(d)	Represents the deferred tax effect of the pro forma adjustments.

(e)	Represents the estimated adjustment for the preliminary fair market value of property, plant and equipment, trademarks and other intangibles including customer relationships and patents. This adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisals. The actual adjustment may differ materially and will be based on final valuations.

(f)	Represents capitalization of financing costs related to the issuance of the senior notes, our new senior secured credit facility and the Ship Facility, to be amortized over their respective terms.

(g)	Represents estimated adjustment for the preliminary fair market value of incremental goodwill associated with the Acquisition. This adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisals. The actual adjustment may differ materially and will be based on final valuations.

(h)	Represents issuance of $225 million of senior notes, the entry into a new senior secured credit facility and initial borrowings of $500 million and the entry into the Ship Facility and recent borrowings of $50 million thereunder, offset by ($15) million aggregate principal amount of Fresh Express indebtedness of which, on the closing date of the Acquisition, PFG will irrevocably deposit such amount of funds necessary to prepay such indebtedness and any related fees and expenses.

(i)	Represents the elimination of payable owed to PFG that will not be assumed by Chiquita, as provided for in the Agreement.

(j)	Represents estimated expenses for severance, lease exits and certain other exit activities of Fresh Express. Management’s estimate of costs to exit certain Fresh Express activities is preliminary. Actual costs may vary significantly from the preliminary estimate and will be based upon a formal plan of exit authorized by executives of appropriate authority after the consummation of the Acquisition.

(k)	Represents elimination of historical shareholders’ equity of Fresh Express.